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                            PORTFOLIO PARTNERS, INC.
                              ARTICLES OF AMENDMENT


         PORTFOLIO PARTNERS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Charter of the Corporation is hereby amended by renaming the classified shares of capital stock of the MFS Capital Opportunities Portfolio (formerly, MFS Value Equity Portfolio), MFS Emerging Equities Portfolio, MFS Research Growth Portfolio, Scudder International Growth Portfolio and T. Rowe Price Growth Equity Portfolio, as follows:

OLD NAME                                     NEW NAME
--------                                     --------
MFS Capital Opportunities Portfolio          PPI MFS Capital Opportunities Portfolio-
                                               (formerly, MFS Value Equity Portfolio) Initial Class

MFS Emerging Equities Portfolio              PPI MFS Emerging Equities Portfolio-Initial Class

MFS Research Growth Portfolio                PPI MFS Research Growth Portfolio-Initial Class

Scudder International Growth Portfolio       PPI Scudder International Growth Portfolio-Initial Class

T. Rowe Price Growth Equity Portfolio        PPI T. Rowe Price Growth Equity Portfolio-Initial Class

         SECOND: The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors, and the foregoing amendment is limited


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to a change expressly permitted by Section 2-605 of the Maryland General
Corporation Law to be made without action by the stockholders of the Corporation.

         IN WITNESS WHEREOF, Portfolio Partners, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officer who acknowledges that these Articles of Amendment are the act of the Corporation, that to the best of her knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

                                                     PORTFOLIO PARTNERS, INC.



                                                     By: Laurie M. Tillinghast
                                                         ---------------------
                                                         Laurie M. Tillinghast
                                                         President

WITNESS:

Susan C. Mosher
----------------
Susan C. Mosher
Secretary